<FILENAME>ims082906ita_ex99-1.txt
                                                                    EXHIBIT 99.1
                           SHARE PURCHASE AGREEMENT

   This agreement ("Agreement") which for identification purposes only is dated August 29, 2006, is entered into by and among International Monetary Systems, Ltd., a Wisconsin corporation (IMS), Joan K. Varner ("Joan"), Jack E. Schacht ("Jack"), Bonnie R. Varner ("Bonnie"), Hilary L. Varner ("Hilary"), the National Trade Association, Inc. Employee Stock Ownership Trust Agreement ("ESOP") and National Trade Association, Inc., an Illinois corporation ("NTA"). At times Joan, Jack, Bonnie, Hilary and ESOP are referred to herein individually as "Seller" and collectively as "Sellers".

   WHEREAS, NTA is an Illinois corporation that does business under the names of National Trade Association and Illinois Trade Association; and

   WHEREAS, the Sellers own all of the ten thousand (10,000) issued and outstanding shares of NTA as follows:

                Joan - 3,600 Shares
                Jack - 3,000 Shares
                Bonnie - 200 Shares
                Hilary - 200 Shares
                ESOP - 3,000 Shares

   WHEREAS, the shares of NTA that are owned by the Sellers are referred to herein individually as "Share" and collectively as the "Shares"; and

   WHEREAS, NTA is engaged in business as a barter trade exchange; and

   WHEREAS, IMS is interested in purchasing from the Sellers all of their Shares; and

   WHEREAS, the Sellers are interested in selling to IMS all of their Shares;
and

   WHEREAS, the parties desire to enter into this Agreement for the sale all of the Shares by the Sellers to IMS.

   NOW, THEREFORE, the Sellers and IMS agree as follows:

                                   ARTICLE I

                               BASIC PROVISIONS

   A. At or prior to closing, all cash and cash equivalents of NTA shall be distributed to the Sellers as a dividend to be made prorata to the Sellers based upon their percentage of ownership of the Shares immediately before the sale of the Shares to IMS (the "Pre-Sale Dividend"). It is expressly acknowledged that at the time that IMS acquires ownership of the Shares, that all of NTA's cash and cash equivalents will have been distributed to the Sellers and will no longer be an asset of NTA. Any life insurance policies owned by NTA on the life of Joan or Jack and the cash surrender value of any such life insurance policies shall be deemed to be cash or a cash equivalent of NTA to be distributed pursuant to this Agreement. The first to die life insurance policy that insures the joint lives of Jack and Joan (the "First To Die Policy") shall be terminated after the closing. The cash surrender proceeds from the termination of the First To Die Policy shall be distributed prorata to the Sellers as part of the Pre-Sale Dividend. IMS acknowledges that it will not receive any benefit whatsoever from the First To Die Policy.

   B. At closing, the Sellers shall sell, assign and transfer to IMS all of the Shares.

   C. The purchase price for the sale of the Shares (the "Purchase Price") shall be Four Hundred Sixty and 00/100 Dollars per Share for a total Purchase Price of Four Million Six Hundred Thousand and 00/100 Dollars ($4,600,000.00) for all of the Shares.

   D. Upon the signing of this Agreement, IMS shall deposit with NTA a nonrefundable deposit in the amount of Seventy-Five Thousand and 00/100 ($75,000.00) (the "Earnest Money"). The Earnest Money shall not be refundable for any reason except if any of the Sellers fail to transfer Shares to IMS.
The Earnest Money shall be retained by NTA until the closing, at which time the Earnest Money shall be applied to the Purchase Price. If for any reason except for the Sellers refusal to assign the Shares, IMS does not purchase the Shares on or before December 1, 2006, then after December 1, 2006, NTA shall retain the Earnest Money as its own, as and for NTA's costs pertaining to this transaction, such as legal, accounting, ESOP fees, and independent fiduciary fees for ESOP. Given the difficulty of ascertaining the amount of NTA's damages, the parties agree that the retention of the Earnest Money shall be liquidated damages of NTA. If through no fault of Sellers, IMS fails to purchase the Shares on or before December 1, 2006, then this Agreement shall terminate, there shall be no further obligation to sell or purchase the Shares and NTA's sole remedy shall be the retention of the Earnest Money. If the Sellers fail or refuse to sell any of the Shares on or before December 1, 2006, then the sole remedy of IMS shall be specific performance. Notwithstanding the foregoing provisions to the contrary, as ESOP is an Employee Stock Ownership Plan that is governed by the terms of the Employee Retirement and Income Security Act ("ERISA"), the Trustees of ESOP shall be retaining an independent fiduciary (the "Independent Fiduciary") for the purposes of reviewing this transaction and advising the ESOP Trustees as to the fairness of this transaction to ESOP. Accordingly, this entire Agreement is contingent upon the Independent Fiduciary approving this transaction. If the Independent Fiduciary does not approve this transaction on or before December 1, 2006, then this Agreement shall be terminated without fault of either party. If so terminated pursuant to this Paragraph, then NTA shall promptly refund the Earnest Money to IMS. At closing IMS will pay to the Sellers the balance of the Purchase Price in full by wire transfer of funds (without any prorations) as follows:

   1. Joan shall be paid One Million Six Hundred Twenty-Nine Thousand and 00/100 Dollars ($1,629,000.00).

   2. Jack shall be paid One Million Three Hundred Fifty-Seven Thousand Five Hundred and 00/100 Dollars ($1,357,500.00).

   3. Bonnie shall be paid Ninety Thousand Five Hundred and 00/100 Dollars ($90,500.00).

   4. Hilary shall be paid Ninety Thousand Five Hundred and 00/100 Dollars ($90,500.00).

   5. ESOP shall be paid One Million Three Hundred Fifty-Seven Thousand Five Hundred and 00/100 Dollars ($1,357,500.00)

   At closing, the Earnest Money shall be distributed by NTA to the Sellers prorata based upon their percentage of ownership prior to the closing.

   E. After closing, all life insurance policies owned by NTA that insure Jack alone shall be transferred to Jack, with the cash surrender value (if any) to be retained by Jack. The cash surrender value that is retained by Jack shall be treated as a portion of the Pre-Sale Dividend that is payable to Jack. IMS does not anticipate and shall not receive any value pertaining to such life insurance policies.

   F. After closing, all life insurance policies owned by NTA that insure Joan alone shall be transferred to Joan, with the cash surrender value (if any) to be retained by Joan. The cash surrender value that is retained by Joan shall be treated as a portion of the Pre-Sale Dividend that is payable to Joan. IMS does not anticipate and shall not receive any value pertaining to such life insurance policies.

   G. Except for continuing to work for NTA, Joan and Jack each agree that they shall not engage in a competitive barter trade exchange for a period of twelve
(12) months from the date of their termination of employment with NTA.

   H. IMS acknowledges that NTA maintains a trade account with the ITA system (the "System") and that NTA owes approximately Six Hundred Six Thousand and 00/100 Dollars ($606,000.00) to the System as of the date hereof (the "NTA Trade Deficit").

   I. Commencing at closing, Joan shall be a part-time employee of NTA on the following terms:

      1. Part-Time shall mean an average of twenty-five (25) hours per week, but it is intended that Joan may have a flexible schedule.

      2. The term of employment shall be for an initial period of nine (9) months ("Joan's Initial Term") commencing on the closing date.

      3. Joan will be paid Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($3,333.33) per month.

      4. Upon expiration of Joan's Initial Term, the term of Joan's employment shall automatically be extended for an additional nine (9) month term ("Joan's Extended Term") on the same conditions as Joan's Initial Term. However, at any time within the first Two Hundred Forty (240) days of Joan's Initial Term, either Joan or NTA by written notice to the other party, may elect that Joan's employment shall not renew for Joan's Extended Term, and in such event Joan's employment shall end at the end of Joan's Initial Term.

      5. In the event that NTA's management encounters problems in its working relationship with Joan, then NTA may terminate the day-to-day service portion of this employment arrangement, but will be required to pay Joan for the balance of the term, as it may be automatically extended.

      6. Joan's duties shall be as follows:

         * Provide training on past procedures and policies to the new IMS management team at the NTA offices.

         * Aid employees in making a smooth transition.

         * Help solve client problems.

         * Give support to the Chicago-area outside sales force.

         * Verify information on new-client contracts before they are entered into the IMS software.

         * Consult with IMS management on the implementation of any changes in policies.

         * Give support to IMS' legal department in the collection of delinquent accounts.

         * Provide other mutually agreed upon services that will help with the transition and will strengthen the new operation.

   J. Commencing at closing, Jack shall be a part-time employee of NTA on the following terms:

      1. Part-Time shall mean an average of twenty-five (25) hours per week, but it is intended that Jack may have a flexible schedule.

      2. The term of employment shall be for an initial period of nine (9) months ("Jack's Initial Term") commencing on the closing date.

      3. Jack will be paid Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($3,333.33) per month.

      4. Upon expiration of Jack's Initial Term, the term of Jack's employment shall automatically be extended for an additional nine (9) month term ("Jack's Extended Term") on the same conditions as Jack's Initial Term. However, at any time within the first Two Hundred Forty (240) days of Jack's Initial Term, either Jack or NTA by written notice to the other party, may elect that Jack's employment shall not renew for Jack's Extended Term, and in such event Jack's employment shall end at the end of Jack's Initial Term.

      5. In the event that NTA's management encounters problems in its working relationship with Jack, then NTA may terminate the day-to-day service portion of this employment arrangement, but will be required to pay Jack for the balance of the term, as it may be automatically extended.

      6. Jack's duties shall be as follows:

         * Provide training on past procedures and policies to the new IMS management team at the NTA offices.

        * Aid employees in making a smooth transition.

        * Help solve client problems.

        * Give support to the Chicago-area outside sales force.

        * Consult with IMS management on the implementation of any changes in policies.

        * Offer creative ideas and suggestions that will enhance the enrollment of new members and improve the trade velocity of existing clients.

        * Provide other mutually agreed upon services that will help with the transition and will strengthen the new operation.

   K. For a period of four (4) years commencing on the closing date, Joan may purchase from IMS and NTA (at her request) trade credits of IMS, NTA and any other trade associations with which NTA and/or IMS are affiliated and for which trade credits are available (hereinafter referred to as "Trade Dollars") at thirty-three percent (33%) of face value. Therefore, for each Trade Dollar that Joan purchases, Joan shall pay to IMS, NTA (or the affiliated trade association) thirty-three cents (.33). Joan may not purchase more than Twenty-Five Thousand (25,000) Trade Dollars per year at this discounted rate. Additionally, IMS, NTA or the affiliated trade association shall not charge
Joan any fees whatsoever, including transaction fees or monthly membership fees.

   L. For a period of four (4) years commencing on the closing date, Jack may purchase from IMS and NTA (at his request) trade credits of IMS,NTA and any other trade associations with which NTA and/or IMS is affiliated and for which trade credits are available (hereinafter referred to as "Trade Dollars") at thirty-three percent (33%) of face value. Therefore, for each Trade Dollar that Jack purchases, Jack shall pay to IMS, NTA (or the affiliated trade association) thirty-three cents (.33). Jack may not purchase more than Twenty-Five Thousand (25,000) Trade Dollars per year at this discounted rate. Additionally, IMS, NTA or the affiliated trade association shall not charge
Jack any fees whatsoever, including transaction fees or monthly membership fees.

                                 ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

   A. Representations and Warranties of IMS. IMS hereby covenants, represent and warrants to the Sellers as follows:

      1. Organization and Good Standing. IMS is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of its jurisdiction of incorporation.

      2. Due Authorization. IMS has the necessary corporate authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on its part.

      3. No Violation. IMS is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, breached by or under which any default would occur as a result of the execution and delivery by IMS of this Agreement or the performance by it of any of the terms of this Agreement.

      4. Valid and Binding. IMS has the full power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

      5. Indemnifications. IMS agrees to indemnify the Sellers from and against any and all claims, demands, losses, costs, expenses, liabilities or damages suffered or incurred by any Seller by any misrepresentation or breach of this Agreement by IMS.

      6. IMS acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and represents that it (a) is acquiring the Shares for its own account and not with a view to, or for offer or sale in connection with, the distribution thereof, and (b) to its satisfaction, has been granted access to and had the opportunity to review, and ask questions regarding, financial and other information about NTA and the contemplated transaction.

   B. Representations and Warranties of Jack and Joan. Jack and Joan covenant, represent and warrant to IMS that, save and except as has been disclosed to IMS, whether in this Agreement or orally or in writing prior to the signing of this Agreement, as follows:

      1. Organization and Good Standing. NTA is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of its jurisdiction of incorporation.

      2. Due Authorization. Each Seller and NTA has the necessary authority and capacity to enter into this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary action.

      3. No Violation. NTA is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, breached by or under which any default would occur as a result of the execution and delivery by IMS of this Agreement or the performance by it of any of the terms of this Agreement.

      4. Valid and Binding. The Sellers have the full power, legal capacity and authority to execute and deliver this Agreement and to perform their obligations under this Agreement.

      5. Indemnifications. Jack and Joan agree to severally indemnify IMS from and against any and all claims, demands, losses, costs, expenses, liabilities or damages suffered or incurred by IMS as a result of any misrepresentation contained herein or any breach of this Agreement by any of the Sellers. Notwithstanding the foregoing sentence to the contrary, such indemnity shall be limited as follows:

        a. The indemnification obligation shall be several, not joint and several. Joan's percentage of any IMS damages shall be Fifty-Seven percent (57%). Jack's percentage of any IMS damages shall be Forty-Three percent (43%). Therefore, by way of example and not by way of limitation, if the damages of IMS pursuant to this indemnification equals One Hundred Thousand Dollars and 00/100 ($100,000.00), then Joan's liability for indemnification shall be Fifty-Seven Thousand and 00/100 Dollars ($57,000.00) and Jack's liability for indemnification shall be Forty-Three Thousand and 00/100 Dollars ($43,000.00).

        b. In no event shall the aggregate amount of indemnification by Joan and Jack exceed Two Hundred Thousand Dollars ($200,000.00).

        c. The indemnification obligation shall terminate eighteen (18) months after the closing date. Any claim not made within eighteen (18) months after the closing date shall be forever barred. A claim shall be considered to be the filing of a lawsuit that specifically describes the item for which indemnification is claimed.

        d. There shall be a Twenty Thousand and 00/100 Dollar ($20,000.00) deductible for each claim. For each and every item for which there may be a right of indemnification hereunder (a "Third Party Claim"), the initial Twenty Thousand and 00/100 Dollars ($20,000.00) for each and every Third Party Claim shall be borne by IMS. Jack and Joan shall not be obligated to indemnify IMS for any Third Party Claim until the amount of the Third Party Claim for each and every Third Party Claim exceeds Twenty Thousand and 00/100 Dollars ($20,000.00); and then the indemnification obligation shall only be for the excess over Twenty Thousand and 00/100 Dollars ($20,000.00).

        e. It shall be a condition precedent for any indemnification for any Third Party Claim, for IMS to give to Jack and Joan the opportunity to settle the Third Party Claim on behalf of IMS. If IMS does not tender the Third Party Claim to Joan and Jack within fifteen (15) days after receiving the Third Party Claim, then IMS shall not have any right to indemnification pursuant to the Third Party Claim.

      6. Power of Seller. Except for approval of the Independent Fiduciary for ESOP, all action on the part of Sellers and NTA that is necessary for the execution of this Agreement and the performance of all of Sellers' and NTA's obligations under this Agreement has been taken.
      This Agreement has been duly executed and delivered by Sellers and NTA, and this Agreement is a legal, valid and binding obligation of Sellers and NTA, enforceable against Sellers and NTA in accordance with its terms.

      7. No Conflicts. To their knowledge, Sellers' execution, delivery and performance in accordance with the respective terms of this Agreement do not and will not (i) violate or conflict with any governmental requirement, (ii) breach or constitute a default under any agreement or instrument to which Sellers are a party or (iii) result in the creation or imposition of, or afford any person the right to obtain, any lien upon the assets of NTA or the Shares.

      8. Litigation. They are not aware of any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of NTA's assets or the Shares. To their knowledge, NTA is not in default with respect to any order, writ, injunction, or decree or any federal, state, local, or foreign court, department, agency, or instrumentality.

      9. Disclosure. To the best of their knowledge, and as of the date of this Agreement, the information that has been furnished to IMS by or on behalf of NTA and its agents prior to the date of this Agreement in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

      10. Compliance with Laws.  To their knowledge:

         a. NTA possesses all necessary certifications and licenses and similar governmental approvals required for the conduct of its business; and

         b. NTA is in compliance in all material respects with the terms and conditions of all governmental approvals necessary for the ownership or lease and the operation of its properties and the carrying on of its business as now conducted; and

         c. NTA has not received any notice from a governmental authority which asserts, or raises the possibility of assertion of, any non-compliance with any of those governmental requirements; and

         d. No condition or state of facts exists which would provide a valid basis for any such assertion.

      11. Other Material Contracts. Except as otherwise disclosed {whether herein or prior hereto orally or in writing), NTA is not a party to, nor is the property of NTA bound by, any agreement not entered into in the ordinary course of business or any agreement that is unusual in nature or duration that would materially affect IMS.

      12. Assets. NTA has good and marketable title to its assets, other than assets to be distributed to the Sellers as part of the Pre-Sale Dividend. All of NTA's assets (except the Office Lease) are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions.

      13. Liabilities. Except for the NTA Trade Deficit (not to exceed Six Hundred Six Thousand and 00/100 Dollars ($606,000.00) as of the closing date), the deficit trade balance of the System, disclosed employee benefit plans, accrued payroll and payroll taxes (including but not limited to salesperson commissions), accrued Friends and Family commissions, accrued State and Federal income taxes, utilities, and any other obligations of NTA incurred in the ordinary course of its business,

      NTA shall be free and clear of any liabilities as of the closing date. Notwithstanding the foregoing provision to the contrary, NTA shall (a) use reasonable efforts to cause the taxable income of NTA (cash income and trade income combined) to be approximately zero (0) as of the closing date; and (b) use reasonable efforts to estimate the amount of all commission income through September 29, 2006, and cause the amount of all such estimated commission income to be paid prior to closing. IMS understands that the obligation of NTA shall be to estimate zero
      (0) income and payment of commissions. IMS shall not hold NTA or the Sellers responsible if there is still some taxable income or accrued commissions, it being agreed that IMS is assuming these risks.

                                   ARTICLE III

                               CLOSING PROVISIONS

   A. The closing shall take place on September 29, 2006, at the offices of Lurie & Unterberger, Ltd., 30 North LaSalle Street, Suite 2040, Chicago, Illinois 60602 at 10:00 am, or on such earlier or later date that is reasonably acceptable to Sellers and IMS. However, if the independent fiduciary has not approved this Agreement by September 29, 2006, the closing shall be postponed until such time as the independent fiduciary approves this Agreement.

   B. At the closing IMS shall deliver to the Sellers the balance of the Purchase Price as stated herein.

   C. At the closing NTA shall deliver to the Sellers the Earnest Money as stated herein.

   D. At the closing the Sellers shall deliver to IMS the Shares duly assigned to IMS, and a complete and accurate list of all of NTA's member accounts, including member balances as of the closing date.

                                 ARTICLE IV

                             GENERAL PROVISIONS

   A. Lease of NTA Facility. IMS agrees to assume and pay all continuing obligations under the Office Lease for NTA's headquarters located at 7449 North Natchez Avenue, Niles, Illinois 60714 and to indemnify Sellers and hold them harmless from and against any liability in respect thereof.

   B. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

   C. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This agreement shall be construed in accordance with the laws of the State of Illinois. Venue for any disputes arising from this Agreement shall be placed exclusively with the courts of the State of Illinois. IMS hereby irrevocably submits to the jurisdiction of any state or Federal court located in the State of Illinois. IN CONNECTION WITH ANY LITIGATION ARISING PURSUANT TO THIS AGREEMENT, THE PARTIES WAIVE THEIR RIGHT TO TRIAL BY JURY.

   D. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by IMS without the prior written consent of the Sellers. Subject thereto, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein shall prohibit IMS from selling any or all of the Shares acquired herein, either independently, or as part of a sale of other assets of IMS or a merger or acquisition of IMS after closing.

   E. Entire Agreement. This Agreement represents the entire agreement between the parties and any persons who have in the past or who are now representing either of the parties. Each party acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other, which is not embodied in this Agreement.

   F. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   G. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

   H. Notices. All Notices, claims, certificates, requests, demands and other communications pursuant to this Agreement shall be in writing. All Notices shall be given by either (a) personal delivery; (b) certified or registered mail, postage prepaid, return receipt requested; or (c) for overnight delivery by a nationally recognized overnight mail service, as follows:

        if to Sellers or to NTA, to:

            Mark J. Unterberger
            30 North LaSalle Street
            Suite 2040
            Chicago, Illinois 60602

        if to IMS, to:
            Don Mardak
            International Monetary Systems, Ltd.
            16901 West Glendale Drive
            New Berlin, Wisconsin 53151

or to such other address as the party to whom Notice is to be given previously may have furnished to the other party by Notice in the manner set forth in this Section. If the Notice is served by personal delivery or by overnight delivery, then the Notice shall be deemed served upon delivery. If the Notice is served by certified mail, then the Notice shall be deemed served on the third (3rd) calendar day following the deposit of the Notice by certified mail.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates appearing below their signatures.

International Monetary Systems, Ltd.


By:  /s/ Donald F. Mardak                  /s/ Jack E. Schacht
     ----------------------------          ---------------------------
     Donald F. Mardak, President           Jack E. Schacht, Individually and
                                           as Co-Trustee of the National Trade
                                           Association, Inc. Employee Stock
                                           Ownership Trust Agreement

Date Signed August 29, 2006                Date Signed August 29, 2006
            ---------------                            ---------------

                                           /s/ Joan K. Varner
                                           ---------------------------
                                           Joan K. Varner, Individually and
                                           as Co-Trustee of the National Trade
                                           Association, Inc. Employee Stock
                                           Ownership Trust Agreement

                                           Date Signed August 29, 2006
                                                       ---------------
     /s/ Bonnie R Varner                   /s/ Hilary L. Varner
     ----------------------------          ---------------------------
     Bonnie R. Varner                      Hilary L. Varner

Date Signed August 30, 2006                Date Signed August 30, 2006
            ---------------                            ---------------

National Trade Association, Inc., an
  Illinois corporation


By: /s/ Jack E. Schacht
    -----------------------------
    Jack E. Schacht, President

Date Signed August 29, 2006
            ---------------